SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   JANUARY 6, 2004
                                                --------------------------------

                         DOCUMENT SECURITY SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


        NEW YORK                         0-14621               16-1229730
--------------------------------------------------------------------------------
(State or other jurisdic-              (Commission           (IRS Employer
 tion of incorporation)                File Number)         Identification No.)


       36 WEST MAIN STREET, SUITE 710, ROCHESTER, NEW YORK             14614
--------------------------------------------------------------------------------
         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (585-232-1500
                                                  ------------------------------



         (Former name or former address, if changed since last report.)

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         The Board of Directors and the Audit Committee of Document Security Systems, Inc. Has has engaged, as of January 6, 2004, the firm of Freed Maxick & Battaglia, PC as its new independent auditing firm. Freed Maxick & Battaglia is part of the Freed Maxick Group of companies, and is the largest accounting and consulting group in Western New York. Additionally, Freed Maxick is affiliated with RSM McGladrey, Inc., which is part of the sixth largest accounting firm in the United States. Freed Maxick is being retained in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2003.

         The Audit Committee of the Board of Directors determined not to continue the retention of Michael F. Cronin CPA as independent auditors as of January 6, 2004 who had been the independent auditor for the fiscal years ended December 31, 2002 and 2001. The termination of Michael Cronin CPA was recommended and approved by the Audit Committee of the Board of Directors of the Company and is not the result of any disagreement with Michael Cronin CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         During the last two fiscal years the reports issued by Michael Cronin CPA did not contain any adverse or qualified opinions, did not contain any disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. In addition, during the last two fiscal years and subsequent periods there were no disagreements with Michael Cronin CPA regarding accounting principles, or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Michael Cronin CPS's satisfaction, would have caused him to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B.

         The Company has provided Michael Cronin CPA with a copy of the foregoing disclosures. Attached as Exhibit 17.1 is a copy of Michael Cronin's letter, dated January 8, 2004, stating his agreement with such statements. .

         Prior to the change of accounting firms, neither the Board of Directors nor management consulted Freed Maxick regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B

ITEM 5. OTHER EVENTS.

         The Board of Directors has been expanded, effective January 5, 2004 by one person bringing the total number of directors to four persons. The Board appointed Mr. Timothy Ashman as the new member. As a result of the addition of Mr. Ashman, the Company has two independent directors. Mr. Ashman and Mr. Alan Harrison. In addition, the Board appointed Mr. Ashman as head of its Audit Committee, which also includes Mr. Harrison. Both Mr. Ashman and Mr. Harrison qualify as "independent directors" within the meaning of the terms as prescribed under the rules of the Nasdaq Stock Market and the American Stock Exchange and Mr. Ashman qualifies, in the opinion of the Board of Directors, as a financial expert within the meaning of Item 401(e) of regulation S-B.

         Further, the Board of Directors, at a meeting held on January 5, 2004, adopted a Code of Ethics for its employees, including its Chief Financial Officer and Chief Executive Officer, which Code of Ethics is included as an Exhibit to this filing.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits


Exhibit 14.    Code of Ethics as adopted on January 14, 2004

Exhibit 17     Letter on Change in Certifying Accountant of Michael Cronin CPA.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2004                     DOCUMENT SECURITY SYSTEMS, INC.
                                                     (Registrant)

                                           By /S/ PATRICK A. WHITE
                                             -----------------------------------
                                           Patrick A. White
                                           Chief Executive Officer